EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following registration statements of Sanmina Corporation:

•Registration Statement on Form S-8 (No. 333-286804)
•Registration Statement on Form S-8 (No. 333-279031)
•Registration Statement on Form S-8 (No. 333-273602)
•Registration Statement on Form S-8 (No. 333-264681)
•Registration Statement on Form S-8 (No. 333-258471)
•Registration Statement on Form S-8 (No. 333-237898)
•Registration Statement on Form S-8 (No. 333-231175)
•Registration Statement on Form S-8 (No. 333-228406)
•Registration Statement on Form S-8 (No. 333-221515)
•Registration Statement on Form S-8 (No. 333-214706)
•Registration Statement on Form S-8 (No. 333-203596)
•Registration Statement on Form S-8 (No. 333-195455)
•Registration Statement on Form S-8 (No. 333-188085)
•Registration Statement on Form S-8 (No. 333-182042)
•Registration Statement on Form S-8 (No. 333-172128)
•Registration Statement on Form S-8 (No. 333-165435)
•Registration Statement on Form S-8 (No. 333-157099)
•Registration Statement on Form S-8 (No. 333-112605)
•Registration Statement on Form S-8 (No. 333-108942)
•Registration Statement on Form S-8 (No. 333-104692)
•Registration Statement on Form S-8 (No. 333-100236)
•Registration Statement on Form S-8 (No. 333-87946)
•Registration Statement on Form S-8 (No. 333-84704)
•Registration Statement on Form S-8 (No. 333-83110)
•Registration Statement on Form S-8 (No. 333-75616)
•Registration Statement on Form S-8 (No. 333-64294)
•Registration Statement on Form S-8 (No. 333-39930)
•Registration Statement on Form S-8 (No. 333-79259)
•Registration Statement on Form S-8 (No. 333-23565)

of our report dated October 6, 2025 with respect to the consolidated financial statements of ZT Group Int’l, Inc., which report appears in the Current Report on Form 8-K/A of Sanmina Corporation dated January 12, 2026.

/s/ KPMG

Short Hills, New Jersey
January 12, 2026